UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin		53222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual meeting of shareholders of the Corporation was held on October 19, 2011 with the following results:

The following nominees were elected to serve three-year terms on the Corporation’s Board of Directors by the following votes:

	For	Withheld	Broker Non-Votes
Michael E. Batten	39,008,341	542,630	5,423,108
Keith R. McLoughlin	39,216,647	334,324	5,423,108
Brian C. Walker	38,985,587	565,384	5,423,108

The following individuals will continue to serve as Directors of the Corporation: William F. Achtmeyer, James E. Humphrey, Patricia L. Kampling, Robert J. O’Toole, Charles I. Story and Todd J. Teske.

PricewaterhouseCoopers LLP was ratified as the Corporation’s independent auditors by the following votes:

	For	Against	Broker Non-Votes
Ratification of Independent Auditors	44,722,471	194,730	56,878

Approval, by non-binding vote, on executive compensation by the following votes:

For	Against	Broker Non-Votes
37,851,605	894,706	804,660

Votes on the frequency of an advisory vote on executive compensation:

For One Year	For Two Years	For Three Years	Abstained
32,098,789	871,167	5,819,148	761,867

After taking the results of the votes into consideration, the company’s board of directors has determined to include in the company’s proxy materials an advisory vote on the compensation of the company’s named executive officers every year until the next required vote on the frequency of shareholder advisory votes on the compensation of named executive officers. The next required vote on the frequency will be six years.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION (Registrant)

Date: October 24, 2011	By:	/s/ David J. Rodgers
David J. Rodgers
Senior Vice President and Chief Financial Officer
Duly Authorized Officer

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